Exhibit 10.2
AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT
          THIS AMENDMENT NO.1 dated as of June 14, 2018 to the Note Purchase Agreement, (this “Amendment”), is made by and among Sport Endurance, Inc., a Nevada corporation (the “Guarantor”), Yield Endurance, Inc., a New Jersey corporation (“Parent”), and Prism Funding Co. LP (the “Purchaser”). Guarantor, Parent and Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. To the extent that capitalized terms are not defined in the text of this Amendment, such terms have the meanings set forth in the Note Purchase Agreement.
RECITALS
A.          The Parties entered into a Note Purchase Agreement, dated as of March 12, 2018 (the “Note Purchase Agreement”).

B.          The Parties desire to amend the Note Purchase Agreement as further described herein.

AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
AMENDMENT
Section 1.1          Amendment to Section 4(a).  Section 4(a) of the Note Purchase Agreement will be, and hereby is, amended and restated in its entirety as follows:
“(a) Treasury Function.  The Company acknowledges that the Depository shall have the sole and exclusive right to determine the manner in which the proceeds of the Purchase Price is held (e.g. in Bitcoin, fiat currency or otherwise) and to make all investment decisions regarding the Note, the proceeds of the Purchase Price and proceeds of any investment made, including whether to lend it to third parties or invest in other assets or in securities.  The Company further acknowledges that the Depository, its affiliates and its subsidiaries shall not have any fiduciary duty or other responsibility to invest the proceeds of the Purchase Price or proceeds of any investment in cash or cash equivalents and may, in its sole and absolute discretion, invest  in liquid and/or illiquid investments including in or through related parties of the Depository.   Notwithstanding anything to the contrary herein, the Depository shall invest or direct the investment of such funds as provided above, but only to the extent that such investment would not cause either the Company or the Guarantor to be considered an “investment company” under Section 3(a) of the Investment Company Act of 1940, pursuant to then applicable interpretations of the SEC.  All investments shall in all respects and in whatever form be considered to be “Collateral” pursuant to that certain Security Agreement and subject to the Guaranty Agreement entered into in connection with the Note Purchase Agreement.

Section 1.2          Amendment to Section 6(d).  Section 6(d) of the Note Purchase Agreement will be, and hereby is, amended and restated in its entirety as follows:

“(d)          Governing Law.  The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated only before a federal court located in the State of New Jersey and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New Jersey with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.”

ARTICLE II
MISCELLANEOUS PROVISIONS
Section 2.1          Confirmation.  Except as modified herein, all terms and provisions of the Note Purchase Agreement (including the exhibits and schedules thereto) are unchanged and remain in full force and effect.
Section 2.2          Entire Agreement.  This Amendment and the Note Purchase Agreement (as amended hereby) constitute the entire agreement between the Parties with respect to the subject matter of this Amendment and the Note Purchase Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of hereof.
Section 2.3          Amendments and Waivers.  No amendment of any provision of this Amendment shall be valid unless the same shall be in writing and signed by each Party.  No failure on the part of any Party to exercise any power, right, privilege or remedy under this Amendment, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Amendment, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
Section 2.4          Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures received as a “.pdf” attachment to electronic mail shall be treated as original signatures for all purposes of this Amendment. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Amendment shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 2.5          Governing Law.  The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Amendment shall be adjudicated only before a federal court located in the State of New Jersey and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of New Jersey with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Amendment, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered as of the date and year first above written.

SPORT ENDURANCE, INC.

By:
Name:
Title:

YIELD ENDURANCE, INC.

By:
Name:
Title:

PRISM FUNDING CO. LP.

By:
Name:
Title:

[Signature Page to Amendment No. 1 to Note Purchase Agreement]